Exhibit 99.2

September 10, 2008

Dear Colleagues:

Today we increased our proposal to acquire International Rectifier for $23.00 per share in cash. Please see the attached press release, which outlines the terms of our increased all-cash proposal and includes a copy of a letter that was sent to International Rectifier’s Board of Directors.

We believe the combination of Vishay and International Rectifier will create a global leader in the manufacturing of power integrated circuits, discrete semiconductors and passive electronic components. Combining Vishay and International Rectifier will enable us to align the knowledge and talents of our respective hard-working and innovative employees to deliver an entirely new level of customer experience and satisfaction. We are confident that together, we can offer customers the industry’s broadest and more fully integrated technology portfolios to meet their growing needs.

At this time, we have only submitted a revised proposal to International Rectifier’s Board, and no agreement has been reached between our Company and International Rectifier. While we will be working hard to make this transaction a reality, we must remain focused on our jobs at hand. Meeting and exceeding the needs of our customers has been and remains our top priority.

Please be aware that we must adhere to certain legal and regulatory requirements that limit the level of detail we can communicate during this process. While we may not be able to address all of your questions at this time, we will make a concerted effort to keep you informed and communicate with you throughout this process as best we can.

As always, it is important that we speak with one voice on this matter. If you receive any calls from investors, analysts or the media, please refer them to Peter Henrici, Senior Vice President, Corporate Communications, at 610-644-1300, or peter.henrici@vishay.com.

On behalf of our Board of Directors and management team, I thank you for your continued commitment, dedication and valued contributions to our business.

Sincerely,

/s/ Felix Zandman	/s/ Gerald Paul

Dr. Felix Zandman	Dr. Gerald Paul
Executive Chairman of the Board of Directors	President and Chief Executive Officer

Important Additional Information

Vishay intends to make a preliminary filing with the Securities and Exchange Commission (the “SEC”) of a proxy statement and accompanying proxy card to be used to solicit proxies in connection with International Rectifier’s 2007 annual meeting. When and if completed the definitive proxy statement of Vishay and accompanying proxy card will be mailed to stockholders of International Rectifier. VISHAY STRONGLY ADVISES ALL STOCKHOLDERS OF INTERNATIONAL RECTIFIER TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION BY VISHAY OF PROXIES FROM INTERNATIONAL RECTIFIER’S STOCKHOLDERS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION. SUCH PROXY STATEMENTS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THE SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENTS WITHOUT CHARGE UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO INNISFREE M&A INCORPORATED, VISHAY’S PROXY SOLICITOR.

The information in this news release is provided for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell any securities of International Rectifier. The proposed tender offer for the outstanding shares of International Rectifier common stock described in this news release has not commenced. ANY OFFERS TO PURCHASE OR SOLICITATION OF OFFERS TO SELL WILL BE MADE ONLY PURSUANT TO A TENDER OFFER STATEMENT (INCLUDING AN OFFER TO PURCHASE, A LETTER OF TRANSMITTAL AND OTHER OFFER DOCUMENTS) FILED WITH THE SEC. INTERNATIONAL RECTIFIER STOCKHOLDERS ARE ADVISED TO READ THESE DOCUMENTS AND ANY OTHER DOCUMENTS RELATING TO THE TENDER OFFER THAT ARE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. INTERNATIONAL RECTIFIER STOCKHOLDERS MAY OBTAIN COPIES OF THESE DOCUMENTS FOR FREE, WHEN AVAILABLE, AT THE SEC’S WEBSITE AT WWW.SEC.GOV OR BY CALLING INNISFREE M&A INCORPORATED, THE INFORMATION AGENT FOR THE OFFER.